Exhibit 2.01

Extractive Sector Transparency Measures Act - Annual Report

Reporting Entity Name	Arras Minerals Corp.

Reporting Year	From	11/1/2022	To:	10/31/2023	Date Submitted	4/30/2024

Reporting Entity ESTMA Identification Number	E538260		Original Submission Amended Report

Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity		Christopher Richards			Date	4/30/2024
Position Title			CFO

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	From:	11/1/2022	To:	10/31/2023
Reporting Name:	Arras Minerals Corp.
Reporting Entity ESTMA Identification Number		E538260		Currency of the Report:	USD
Subsidiary Reporting Entities (if necessary)

Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Kazakhstan	The Government of the Republic of Kazakhstan		270		139,058					139,328	Fiscal year end FX rate Tenge => USD 0.00219111

Additional Notes:
[1] Enter the proper name of the Payee receiving the money (i.e. the municipality of x, the province of y, national government of z).
[2] Optional field.
[3] When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.
[4] Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the Additional notes row or the Notes column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	From:	11/1/2022	To:	10/31/2023
Reporting Name:	Arras Minerals Corp.
Reporting Entity ESTMA Identification Number		E538260		Currency of the Report:	USD
Subsidiary Reporting Entities (if necessary)

Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Kazakhstan	Beskauga	270		33,110					33,380	Fiscal year end FX rate Tenge => USD 0.00219111
Kazakhstan	Akkuduk			16,680					16,680	Fiscal year end FX rate Tenge => USD 0.00219111
Kazakhstan	Nogurbek			16					16	Fiscal year end FX rate Tenge => USD 0.00219111
Kazakhstan	Maisor			22,678					22,678	Fiscal year end FX rate Tenge => USD 0.00219111
Kazakhstan	Elemes			22,451					22,451	Fiscal year end FX rate Tenge => USD 0.00219111
Kazakhstan	Aktasty			22,338					22,338	Fiscal year end FX rate Tenge => USD 0.00219111
Kazakhstan	Besshoky			4,195					4,195	Fiscal year end FX rate Tenge => USD 0.00219111
Kazakhstan	Aimanday			5,669					5,669	Fiscal year end FX rate Tenge => USD 0.00219111
Kazakhstan	South Bosshakol			11,919					11,919	Fiscal year end FX rate Tenge => USD 0.00219111

Additional Notes[3]:
[1] Enter the project that the payment is attributed to. Some payments may not be attributable to a specific project, and do not need to be disclosed in the "Payments by Project" table.
[2] When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.
[3] Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the "Additional Notes" row or the "Notes" column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.